Exhibit 16.2

December 8, 2004

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Re:   Winfield Financial Group, Inc.

(formerly Healthcare Business Services Groups, Inc.)

      Commission file no: 000-50014

We have read the statements under Item 4.01 of the Form 8-K report regarding our firm.  We agree with the statements regarding our firm and the reported accounting disagreement.

We have no basis to agree or disagree with any other matters reported therein.

/s/ Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas